Special Shareholder Meeting (unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Series Trust and its series, John Hancock Mid Cap Equity Fund, was held at 601 Congress Street, Boston, Massa-chusetts, for the purpose of considering and voting on the proposal listed below:

Proposal 1: To elect eleven Trustees as members of the Board of Trustees of John Hancock Series Trust.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of each of the Trusts (all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	2,043,394.4010	42.747%	95.250%
Withhold	101,893.9640	2.132%	4.750%
TOTAL	2,145,288.3650	44.879%	100.000%
John G. Vrysen
Affirmative	2,043,195.4010	42.743%	95.241%
Withhold	102,092.9640	2.136%	4.759%
TOTAL	2,145,288.3650	44.879%	100.000%
James F. Carlin
Affirmative	2,040,678.7730	42.691%	95.124%
Withhold	104,609.5920	2.188%	4.876%
TOTAL	2,145,288.3650	44.879%	100.000%
William H. Cunningham
Affirmative	2,038,621.0990	42.648%	95.028%
Withhold	106,667.2660	2.231%	4.972%
TOTAL	2,145,288.3650	44.879%	100.000%
Deborah Jackson
Affirmative	2,037,274.0060	42.619%	94.965%
Withhold	108,014.3590	2.260%	5.035%
TOTAL	2,145,288.3650	44.879%	100.000%
Charles L. Ladner
Affirmative	2,039,767.0600	42.672%	95.081%
Withhold	105,521.3050	2.207%	4.919%
TOTAL	2,145,288.3650	44.879%	100.000%
Stanley Martin
Affirmative	2,042,793.9410	42.735%	95.222%
Withhold	102,494.4240	2.144%	4.778%
TOTAL	2,145,288.3650	44.879%	100.000%
Patti McGill Peterson
Affirmative	2,038,710.4010	42.649%	95.032%
Withhold	106,577.9640	2.230%	4.968%
TOTAL	2,145,288.3650	44.879%	100.000%
John A. Moore
Affirmative	2,039,639.7730	42.669%	95.075%
Withhold	105,648.5920	2.210%	4.925%
TOTAL	2,145,288.3650	44.879%	100.000%

Steven R. Pruchansky
Affirmative	2,043,576.4010	42.751%	95.259%
Withhold	101,711.9640	2.128%	4.741%
TOTAL	2,145,288.3650	44.879%	100.000%
Gregory A. Russo
Affirmative	2,043,195.4010	42.743%	95.241%
Withhold	102,092.9640	2.136%	4.759%
TOTAL	2,145,288.3650	44.879%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Series Trust and its series, John Hancock Mid Cap Equity Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposals listed below:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Series Trust and John Hancock Advisers, LLC. (all Funds)

PROPOSAL 2 PASSED ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	630,578.4960	32.896%	68.688%
Against	19,804.1030	1.033%	2.157%
Abstain	18,255.5540	.952%	1.989%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F PASSED ON MAY 5 2009.

3. Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

3A. Revise: Concentration

Affirmative	630,645.0350	32.899%	68.695%
Against	19,468.9590	1.016%	2.121%
Abstain	18,524.1590	.966%	2.018%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

3B. Revise: Diversification

Affirmative	630,944.4670	32.914%	68.728%
Against	20,677.5360	1.079%	2.252%
Abstain	17,015.1500	.888%	1.853%
Broker Non-Votes	249,399.0000	13.011%	27.167%
TOTAL	918,036.1530	47.892%	100.000%

3C. Revise: Underwriting

Affirmative	631,063.6110	32.921%	68.741%
Against	18,454.5660	.963%	2.010%
Abstain	19,119.9760	.997%	2.083%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

3D. Revise: Real Estate

Affirmative	627,275.1360	32.723%	68.328%
Against	21,241.8110	1.108%	2.314%
Abstain	20,121.2060	1.050%	2.192%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

3E. Revise: Loans

Affirmative	623,755.1170	32.540%	67.945%
Against	27,305.5290	1.424%	2.974%
Abstain	17,577.5070	.917%	1.915%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

3F. Revise: Senior Securities

Affirmative	630,147.1830	32.873%	68.642%
Against	21,265.1060	1.109%	2.316%
Abstain	17,225.8640	.899%	1.876%
Broker Non-Votes	249,398.0000	13.011%	27.166%
TOTAL	918,036.1530	47.892%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 PASSED FOR ALL CLASSES OF SHARES ON MAY 5, 2009.

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	652,293.7561	53.533%	77.000%
Against	41,714.7055	3.424%	4.924%
Abstain	17,812.8974	1.462%	2.103%
Broker Non-Votes	135,308.0000	11.105%	15.973%
TOTAL	847,129.3590	69.524%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	222,484.6968	53.182%	72.835%
Against	13,476.7642	3.221%	4.412%
Abstain	2,978.7930	.712%	.975%
Broker Non-Votes	66,525.0000	15.902%	21.778%
TOTAL	305,465.2540	73.017%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	119,976.7530	45.383%	68.285%
Against	4,400.0000	1.664%	2.504%
Abstain	4,024.5550	1.522%	2.291%
Broker Non-Votes	47,299.0000	17.891%	26.920%
TOTAL	175,700.3080	66.460%	100.000%

Proposal 5: To adopt a manager of manager structure.

PROPOSAL 5 PASSED ON MAY 5, 2009.

5. Proposal adopting a manager of manager structure (All Funds except Classic Value II, International Classic Value, and Small Cap Funds).

Affirmative	624,532.8040	32.581%	68.028%
Against	24,562.7000	1.281%	2.676%
Abstain	19,541.6490	1.019%	2.129%
Broker Non-Votes	249,399.0000	13.011%	27.167%
TOTAL	918,036.1530	47.892%	100.000%

Proposal 6: To revise merger approval requirements for John Hancock Series Trust

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	1,735,058.1850	36.297%	61.439%
Against	166,224.1248	3.477%	5.886%
Abstain	64,510.5560	1.350%	2.284%
Broker Non-Votes	858,270.0000	17.955%	30.391%
TOTAL	2,824,062.8658	59.079%	100.000%